EXHIBIT 2.2

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                               ANDRX CORPORATION,
                                  CYBEAR, INC.
                             NEW ANDRX CORPORATION,
                          ANDRX ACQUISITION CORP., AND
                            CYBEAR ACQUISITION CORP.





                                 March __, 2000


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1.       Definitions.............................................................................................2

2.       Basic Transaction.......................................................................................6

         (a)      The Mergers....................................................................................6

         (b)      Filing of Plan of Merger, Effective Time.......................................................7

         (c)      Effect of Merger...............................................................................7

         (i)      General........................................................................................7

         (ii)     Articles of Incorporation......................................................................7

         (iii)    Bylaws.........................................................................................7

         (iv)     Directors......................................................................................8

         (v)      Officers.......................................................................................8

         (d)      The Closing....................................................................................8

         (e)      Intentionally Omitted..........................................................................9

         (f)      Conversion of Andrx and Cybear Capital Stock...................................................9

         (g)      Cancellation of Treasury Stock.................................................................9

         (h)      Unvested Andrx Common Stock and Cybear Common Stock...........................................10

         (i)      Capital Stock of Merger Subs..................................................................10

         (j)      Fractional Shares.............................................................................10

         (k)      Existing New Andrx Capital Stock..............................................................11

         (l)      Exchange Agent................................................................................11

         (m)      New Andrx to Provide Stock....................................................................11

         (n)      Exchange Procedures...........................................................................11

         (o)      Dividends, Etc................................................................................12

         (p)      Lost, Stolen or Destroyed Certificates........................................................13

         (q)      Tax Consequences..............................................................................13

3.       Representations and Warranties of Cybear...............................................................13

         (a)      Organization, Qualification, and Corporate Power..............................................13

         (b)      Capitalization................................................................................13

         (c)      Authorization of Transaction..................................................................14

         (d)      Noncontravention..............................................................................14

         (e)      Filings with the SEC..........................................................................14

         (f)      Financial Statements..........................................................................14
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         (g)      Events Subsequent to Most Recent Cybear Fiscal Period End.....................................15

         (h)      Undisclosed Liabilities.......................................................................15

         (i)      Brokers' Fees.................................................................................15

         (j)      Disclosure....................................................................................15

         (k)      Litigation....................................................................................15

         (l)      Opinion of Financial Advisor..................................................................16

         (m)      Waiver of Change in Control Provisions........................................................16

4.       Representations and Warranties of Andrx................................................................16

         (a)      Organization of Andrx and Subsidiary Corp.....................................................16

         (b)      Capitalization................................................................................16

         (c)      Authorization of Transaction..................................................................16

         (d)      Noncontravention..............................................................................17

         (e)      Filings with the SEC..........................................................................17

         (f)      Financial Statements..........................................................................17

         (g)      Events Subsequent to Most Recent Andrx Fiscal Period End......................................17

         (h)      Undisclosed Liabilities.......................................................................18

         (i)      Brokers' Fees.................................................................................18

         (j)      Disclosure....................................................................................18

         (k)      Litigation....................................................................................18

5.       Representations and Warranties of New Andrx and Merger Subs............................................18

         (a)      Organization of New Andrx and Merger Subs.....................................................18

         (b)      Capitalization................................................................................19

         (c)      Authorization of Transaction..................................................................19

         (d)      Noncontravention..............................................................................19

         (e)      Undisclosed Liabilities.......................................................................19

         (f)      Brokers' Fees.................................................................................20

         (g)      Disclosure....................................................................................20

         (h)      Litigation....................................................................................20

6.       Covenants..............................................................................................20

         (a)      General.......................................................................................20
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         (b)      Notices and Consents..........................................................................20

         (c)      Regulatory Matters and Approvals..............................................................20

                  (i)      Securities Act, Securities Exchange Act, and State Securities Laws...................20

                  (ii)     Approvals............................................................................21

                  (iii)    S-4 Registration Statement and Joint Proxy Statement.................................21

                  (iv)     Cybear Stockholder Meeting...........................................................22

                  (v)      Andrx Stockholder Meeting............................................................22

                  (vi)     HSR and other Filings; Reasonable Efforts............................................22

         (d)      Operation of Business.........................................................................23

         (e)      Full Access...................................................................................23

         (f)      Notice of Developments........................................................................24

         (g)      Insurance and Indemnification.................................................................24

         (h)      Expenses......................................................................................24

         (i)      Assumption of Andrx Option Plan and Cybear Option Plan; Form S-8; Employee Plans..............25

         (j)      Certain Tax Matters...........................................................................25

                  (i)      Return Filing; Information Sharing Until the Closing Date............................25

                  (ii)     Certain Tax Opinions.................................................................26

         (k)      No Solicitation...............................................................................27

         (l)      Voting Agreements.............................................................................28

7.       Conditions to Obligation to Close......................................................................28

         (a)      Conditions to Obligation of New Andrx, Andrx and Merger Subs..................................28

         (b)      Conditions to Obligation of Cybear............................................................29

8.       Termination............................................................................................31

         (a)      Termination of Agreement......................................................................31

         (b)      Effect of Termination.........................................................................32

9.       Miscellaneous..........................................................................................32

         (a)      Survival......................................................................................32

         (b)      Press Releases and Public Announcements.......................................................32

         (c)      No Third Party Beneficiaries..................................................................32
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         (d)      Entire Agreement..............................................................................32

         (e)      Succession and Assignment.....................................................................32

         (f)      Counterparts..................................................................................32

         (g)      Headings......................................................................................33

         (h)      Notices.......................................................................................33

         (i)      Governing Law.................................................................................34

         (j)      Amendments and Waivers........................................................................34

         (k)      Severability..................................................................................34

         (l)      Expenses......................................................................................34
         (m)      Construction..................................................................................34

         (n)      Incorporation of Exhibits and Schedules.......................................................35

EXHIBIT A --      PLAN OF MERGER.................................................................................1

EXHIBIT B-1 --  NEW ANDRX AMENDED AND RESTATED CERTIFICATE OF

                              INCORPORATION......................................................................2

EXHIBIT B-2 --  NEW ANDRX BYLAWS.................................................................................3

EXHIBIT C --      TAX SHARING AGREEMENT..........................................................................4

EXHIBIT D --     CYBEAR TRACKING COMMON STOCK POLICIES...........................................................5
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Agreement") is made and entered into as of March ____, 2000, by and among Andrx Corporation, a Florida corporation ("Andrx"), Cybear, Inc., a Delaware corporation ("Cybear"), New Andrx Corporation, a Delaware corporation ("New Andrx"), Andrx Acquisition Corp., a Florida corporation and wholly owned subsidiary of New Andrx ("Andrx Merger Sub"), and Cybear Acquisition Corp., a Florida corporation and wholly owned subsidiary of New Andrx ("Cybear Merger Sub") (together, Andrx Merger Sub and Cybear Merger Sub are collectively referred to herein as "Merger Subs"). Andrx, Cybear, New Andrx and the Merger Subs are individually referred to as a "Party" and collectively referred to herein as the "Parties."

                                 R E C I T A L S

     A. The Board of Directors of Andrx has unanimously (i) determined that it is advisable and fair to, and in the best interests of, Andrx and its stockholders that, upon the terms and subject to the conditions of this Agreement, Andrx Merger Sub merge with and into Andrx, with Andrx being the surviving corporation (the "Andrx Merger"), (ii) approved this Agreement, the Andrx Merger and the other transactions contemplated hereby and (iii) recommended the approval of this Agreement and the Andrx Merger by the stockholders of Andrx.

     B. The Board of Directors of Cybear, based upon a recommendation of a Special Committee (the "Special Committee") consisting of one disinterested director, has (i) determined that it is advisable and fair to, and in the best interests of, Cybear and its stockholders that, upon the terms and subject to the conditions of this Agreement, Cybear Merger Sub merge with and into Cybear, with Cybear being the surviving corporation (the "Cybear Merger"), (ii) approved this Agreement, the Cybear Merger and the other transactions contemplated hereby and (iii) recommended the approval of this Agreement and the Cybear Merger by the stockholders of Cybear. The Andrx Merger and the Cybear Merger are collectively referred to herein as the "Mergers."

     C. The Board of Directors of New Andrx has (i) determined that the Mergers are advisable and in the best interests of New Andrx and its stockholders and
(ii) approved this Agreement, the Mergers and the other transactions contemplated hereby.

     D. Pursuant to the Mergers, among other things, the outstanding shares of Common Stock, par value $.001 per share ("Andrx Common Stock"), of Andrx shall be converted into the right to receive the consideration set forth herein and the outstanding shares of Common Stock, par value $.001 per share ("Cybear Common Stock"), of Cybear shall be converted into the right to receive the consideration set forth herein.

     E. The Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Andrx Merger to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code and the exchange of shares pursuant to the Cybear Merger to qualify as a tax-free exchange under Section 351(a) of the Code.

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     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1. DEFINITIONS.

     "Action" has the meaning set forth in Section 6(g) below.

     "Andrx Acquisition Corp." has the meaning set forth in preface above.

     "Andrx Articles of Incorporation" has the meaning set forth in Section 2(c)(ii).

     "Andrx Capital Stock" means all shares of Andrx Common Stock and all shares of any other capital stock of Andrx.

     "Andrx Closing Tax Opinion" has the meaning set forth in Section 7(a)(xi) below.

     "Andrx Common Stock" has the meaning set forth in the preface above.

     "Andrx Exchange Ratio" has the meaning set forth in Section 2(f)(i).

     "Andrx Initial Tax Opinion" has the meaning set forth in Section 6(j)(ii) below.

     "Andrx Material Adverse Effect" has the meaning set forth in Section 4(a) below.

     "Andrx Merger" means set forth in the preface above.

     "Andrx Merger Sub" has the meaning set forth in the preface above.

     "Andrx Merger Sub Common Stock" has the meaning set forth in Section 2(i) below.

     "Andrx Option Plan" means the Andrx Stock Incentive Plan.

     "Andrx Options" means all unexpired and unexercised issued and outstanding options, warrants and other rights to acquire or receive Andrx Capital Stock (whether or not vested or exercisable).

     "Andrx Public Reports" has the meaning set forth in Section 4(e) below.

     "Andrx Stockholders Meeting" has the meaning set forth in Section 6(c)(v) below.

     "Andrx Surviving Corporation" has the meaning set forth in Section 2(a) below.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

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     "Certificates" has the meaning set forth in 2(n) below.

     "Closing" has the meaning set forth in Section 2(d) below.

     "Closing Date" has the meaning set forth in Section 2(d) below.

     "Closing Tax Certificates" has the meaning set forth in 6(j)(ii) below.

     "Code" has the meaning set forth in the preface above.

     "Confidential Information" means any information concerning the businesses and affairs of a Person that is not already generally available to the public.

     "Cybear" has the meaning set forth in the preface above.

     "Cybear Articles of Incorporation" has the meaning set forth in Section 2(c)(ii).

     "Cybear Capital Stock" means all shares of Cybear Common Stock and all shares of any other capital stock of Cybear.

     "Cybear Closing Tax Opinion" has the meaning set forth in Section 7(b)(viii) below.

     "Cybear Common Stock" has the meaning set forth in the preface above.

     "Cybear Initial Tax Opinion" has the meaning set forth in Section 6(j)(ii) below.

     "Cybear Material Adverse Effect" has the meaning set forth in Section 3(a) below.

     "Cybear Merger" has the meaning set forth in the preface above.

     "Cybear Merger Sub" has the meaning set forth in the preface above.

     "Cybear Merger Sub Common Stock" has the meaning set forth in Section 2(i)(ii) below.

     "Cybear Option Plan" means Cybear's 1997 Stock Option Plan.

     "Cybear Options" means all unexpired and unexercised issued and outstanding options, warrants and other rights to acquire or receive Cybear Capital Stock (whether or not vested or exercisable).

     "Cybear Public Reports" has the meaning set forth in Section 3(e) below.

     "Cybear Stockholder" means any Person who or which holds any Cybear Capital Stock.

     "Cybear Stockholders Meeting" has the meaning set forth in Section 6(c)(iv) below.

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     "Cybear Surviving Corporation" has the meaning set forth in Section 2(a)
below.

     "Cybear Tracking Common Stock" means the Andrx Corporation - Cybear Group Common Stock, par value $.001 per share, of New Andrx, a class of New Andrx Capital Stock that will have the terms and features set forth in the New Andrx Certificate of Incorporation.

     "Cybear Tracking Option" has the meaning set forth in Section 2(f)(iii) below.

     "DGCL" means the General Corporation Law of the State of Delaware, as amended.

     "DOJ" means the Antitrust Division of the United States Department of Justice.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Effective Time" has the meaning set forth in Section 2(b) below.

     "Employees" has the meaning set forth in Section 6(i) below.

     "Exchange Agent" has the meaning set forth in Section 2(l) below.

     "FBCA" means the Business Corporation Act of the State of Florida, as amended.

     "FTC" means the United States Federal Trade Commission.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HSR Act" has the meaning set forth in Section 3(d) below.

     "IRS" means the Internal Revenue Service.

     "Indemnified Party" has the meaning set forth in Section 6(g) below.

     "Initial Tax Certificate" has the meaning set forth in Section 6(j)(ii).

     "Joint Proxy Statement" has the meaning set forth in Section 6(c)(i) below.

     "Knowledge" means actual knowledge after reasonable investigation.

     "Mergers" has the meaning set forth in the preface above.

     "Merger Subs" has the meaning set forth in the preface above.

     "Most Recent Andrx Fiscal Period End" has the meaning set forth in 4(f)(ii) below.

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     "Most Recent Cybear Fiscal Period End" has the meaning set forth in Section
3(f)(ii) below.

     "New Andrx" has the meaning set forth in the preface above.

     "New Andrx Certificate of Incorporation" has the meaning set forth in
Section 2(c)(ii) below.

     "New Andrx Capital Stock" means all shares of New Andrx Common Stock, Cybear Tracking Common Stock and all shares of any other capital stock of New Andrx.

     "New Andrx Common Stock" means the Andrx Corporation - Andrx Common Stock, par value $.001 per share, of New Andrx, a class of New Andrx Capital Stock that will have the terms and features set forth in the New Andrx Certificate of Incorporation.

     "New Andrx Material Adverse Effect" has the meaning set forth in Section 5(a) below.

     "New Andrx Option" has the meaning set forth in Section 2(f)(iii).

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Plan of Merger" has the meaning set forth in Section 2(a) below.

     "Required Andrx Stockholder Vote" means the affirmative vote in favor of this Agreement and the Andrx Merger by the holders of a majority of the Andrx Capital Stock outstanding.

     "Required Cybear Stockholder Vote" means the affirmative vote in favor of this Agreement and the Cybear Merger by the holders of a majority of the Cybear Capital Stock outstanding; provided that the holders of a majority of the Cybear Capital Stock outstanding, other than Andrx or its Subsidiaries, have not voted against this Agreement and the Cybear Merger.

     "S-4 Registration Statement" has the meaning set forth in Section 6(c)(i) below.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

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     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) mechanic's, materialmen's, landlord's and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SG Cowen" has the meaning set forth in Section 3(l) below.

     "Special Committee" has the meaning set forth in the preface above.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Superior Proposal" has the meaning set forth in Section 6(k) below.

     "Surviving Corporations" has the meaning set forth in Section 2(a) below.

     "Takeover Proposal" means any offer or proposal for, or any written indication of interest in, a merger or other business combination involving Cybear or any of its Subsidiaries or the acquisition of ten percent (10%) or more of the outstanding Cybear Capital Stock, or a significant portion of the assets of, or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

     "Third Party Expenses" has the meaning set forth in Section 6(h) below.

     2. BASIC TRANSACTION.

         (a) THE MERGERS. Subject to the terms and conditions of this Agreement and the applicable provisions of the FBCA and the DGCL, at the Effective Time the plan of merger (the "Plan of Merger") in the form of and as set forth in this Agreement (or such other instrument setting forth the plan of merger as set forth in this Section 2), (i) Andrx Merger Sub shall be merged with and into Andrx, the separate corporate existence of Andrx Merger Sub shall cease and Andrx shall continue as the surviving corporation, and (ii) Cybear Merger Sub shall be merged with and into Cybear, the separate corporate existence of Cybear Merger Sub shall cease and Cybear shall continue as the surviving corporation. Andrx, as the surviving corporation after the Andrx Merger, is hereinafter sometimes referred to as the "Andrx Surviving Corporation," Cybear as the surviving corporation after the Cybear Merger is hereinafter sometimes referred to as the "Cybear Surviving Corporation," and Andrx Surviving Corporation and Cybear Surviving Corporation are sometimes hereinafter collectively referred to as the "Surviving Corporations." As a result of the Mergers, Andrx and Cybear shall become wholly owned, direct subsidiaries of New Andrx. The effects and consequences of the Mergers shall be as set forth in Section 2(c) below.

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         (b) FILING OF PLAN OF MERGER, EFFECTIVE TIME. In connection with the
Closing, the Parties hereto shall cause the Mergers to be consummated by filing the Plan of Merger with the Secretary of State of the State of Florida, in accordance with the relevant provisions of the FBCA and by filing the Plan of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL. The Mergers shall become effective at the time and date on which the Plan of Merger has been duly filed with the Secretary of State of Florida and the Secretary of State of Delaware or such time and date as agreed upon by the Parties and specified in the Plan of Merger, being hereinafter referred to as the "Effective Time."

         (c) EFFECT OF MERGER.


                  (i) GENERAL. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the FBCA and DGCL. Without limiting the generality of the foregoing, and subject to the foregoing, at the Effective Time, (A) all the property, rights, privileges, powers and franchises of Andrx and Andrx Merger Sub shall vest in the Andrx Surviving Corporation, and all debts, liabilities and duties of Andrx and Andrx Merger Sub shall become the debts, liabilities and duties of the Andrx Surviving Corporation, and (B) all the property, rights, privileges, powers and franchises of Cybear and Cybear Merger Sub shall vest in the Cybear Surviving Corporation, and all debts, liabilities and duties of Cybear and Cybear Merger Sub shall become the debts, liabilities and duties of the Cybear Surviving Corporation.

                  (ii) ARTICLES OF INCORPORATION.

                       (A) The Articles of Incorporation (the "Andrx Articles of Incorporation") of Andrx Merger Sub, at the Effective Time, shall be the Articles of Incorporation of the Andrx Surviving Corporation.

                       (B) The Articles of Incorporation (the "Cybear Articles of Incorporation") of Cybear Merger Sub, at the Effective Time, shall be the Articles of Incorporation of the Cybear Surviving Corporation.

                       (C) The Amended and Restated Certificate of Incorporation of New Andrx, substantially as set forth as Exhibit B-1 hereto (the "New Andrx Certificate of Incorporation"), shall be the Certificate of Incorporation of New Andrx, provided that at the Effective Time the name of the corporation shall be "Andrx Corporation."

                  (iii) BYLAWS.

                        (A) The Bylaws of Andrx Merger Sub, at the Effective Time, shall be the Bylaws of the Andrx Surviving Corporation until thereafter amended as provided by law and such Bylaws.

                        (B) The Bylaws of Cybear Merger Sub, at the Effective Time, shall be the Bylaws of the Cybear Surviving Corporation until thereafter amended as provided by law and such Bylaws.

                        (C) The Bylaws of New Andrx shall be substantially as set forth in Exhibit B-2 hereto.

                  (iv) DIRECTORS.

                        (A) The directors of Andrx Merger Sub immediately prior to the Effective Time shall be the directors of the Andrx Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                        (B) The directors of Cybear Merger Sub immediately prior to the Effective Time shall be the directors of Cybear Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                        (C) The directors of New Andrx shall be the existing directors of Andrx and the director nominee designated by Cybear as set forth in Section 7(b)(x).

                  (v) OFFICERS.

                        (A) The officers of the Andrx Merger Sub at the Effective Time shall be the officers of the Andrx Surviving Corporation immediately prior to the Effective Time until their successors are duly appointed or elected in accordance with applicable law, or until their earlier death, resignation or removal in accordance with the Andrx Surviving Corporation's Articles of Incorporation and Bylaws.

                        (B) The officers of Cybear Merger Sub at the
Effective Time shall be the officers of the Cybear Surviving Corporation immediately prior to the Effective Time until their successors are duly appointed or elected in accordance with applicable law, or until their earlier death, resignation or removal in accordance with the Cybear Surviving Corporation's Articles of Incorporation and Bylaws.

                        (C) The officers of New Andrx shall be the existing officers of Andrx until their successors are duly appointed or elected in accordance with applicable law, or until their earlier death, resignation or removal in accordance with the New Andrx Certificate of Incorporation and Bylaws.

         (d) THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Broad and Cassel, 201 South Biscayne Boulevard, Suite 3000, Miami, Florida 33131, at 10:00 a.m. on (a) the next business day after the last to be fulfilled or waived of the conditions set forth in Section 7 shall be fulfilled or waived in accordance herewith (other than conditions which by their nature are to be satisfied at the Closing, but subject to such conditions) or (b) at such other time, date or place as Cybear and New Andrx may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

         (e) INTENTIONALLY OMITTED.

         (f) CONVERSION OF ANDRX AND CYBEAR CAPITAL STOCK.

             (i) Each share of Andrx Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Andrx Common Stock to be canceled pursuant to Section 2(g)) will be canceled and extinguished and be converted automatically into the right to receive (A) one share of New Andrx Common Stock and (B) a fraction (the "Andrx Exchange Ratio") of a share of Cybear Tracking Common Stock equal to 10,293,378 divided by the number of shares of Andrx Common Stock outstanding immediately prior to the Effective Date, upon surrender of the certificate representing such share of Andrx Common Stock in the manner provided in Section 2(n) (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond in the manner provided in Section 2(p)). It is the intention of the Parties that the holders of Cybear Common Stock other than Andrx, which holders currently own approximately 30.5% of the outstanding Cybear Capital Stock as of the date hereof, will as a result of the Mergers, own in the aggregate approximately 34.5% of the Cybear Tracking Common Stock assuming full exercise of the warrant to purchase Cybear Common Stock held by Dr. Edward E. Goldman.

             (ii) Each share of Cybear Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Cybear Common Stock owned by Andrx or its Subsidiaries or shares of Cybear Common Stock to be canceled pursuant to Section 2(g)) will be canceled and extinguished and be converted automatically into the right to receive one share of Cybear Tracking Common Stock upon surrender of the certificate representing such share of Cybear Common Stock in the manner provided in Section 2(n) (or, in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and, if required, bond in the manner provided in Section 2(p)).

             (iii) At the Effective Time, each outstanding Cybear Option shall be assumed by New Andrx in such manner that it is converted into an option to purchase .8842 shares of Cybear Tracking Common Stock for each share of Cybear Common Stock subject to the Cybear Option (each a "Cybear Tracking Option"). At the Effective Time, each outstanding Andrx Option shall be assumed by New Andrx and converted into an option to purchase one share of New Andrx Common Stock (each a "New Andrx Option") and a Cybear Tracking Option to purchase Cybear Tracking Common Stock equal to the number of shares of Andrx Common Stock subject to the Andrx Option multiplied by the Andrx Exchange Ratio. The exercise price for the New Andrx Option shall be equal to the exercise price on the existing Andrx Option less the product of the Andrx Exchange Ratio and the price of the Cybear Common Stock on the Closing Date subject to potential adjustment to conform with the Emerging Issues Task Force 99-9. The exercise price for the Cybear Tracking Options issued to holders of the Andrx Options shall be equal to the price of the Cybear Common Stock at the Closing Date. It is the intention of the Parties that, to the extent that any such Andrx Option or Cybear Option constituted an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, the New Andrx Option or Cybear Tracking Option continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code, and that the assumption of the New Andrx Option or Cybear Options provided by this Section 2(f)(iii) satisfy the conditions of Section 424(a) of the Code.

         (g) CANCELLATION OF TREASURY STOCK. Each share of Andrx Common Stock that is owned by Andrx as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Cybear Common Stock that is owned by Cybear as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (h) UNVESTED ANDRX COMMON STOCK AND CYBEAR COMMON STOCK. If any shares of Andrx Common Stock or Cybear Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement, or other agreement with Andrx or Cybear or under which Andrx or Cybear has any rights, then (unless such condition terminates by virtue of the Merger pursuant to the express term of such agreement) the shares of New Andrx Common Stock issued in exchange for such shares of Andrx Common Stock or Cybear Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of New Andrx Common Stock may accordingly be marked with appropriate legends. Andrx and Cybear shall take all action that may be necessary to ensure that, from and after the Effective Time, New Andrx is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

         (i) CAPITAL STOCK OF MERGER SUBS.

             (i) At the Effective Time, each share of Common Stock, par value $.01 per share, of Andrx Merger Sub ("Andrx Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Andrx Surviving Corporation, and the Andrx Surviving Corporation shall become a wholly owned subsidiary of New Andrx. Each stock certificate of Andrx Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Andrx Surviving Corporation.

             (ii) At the Effective Time, each share of Common Stock, par value $.01 per share, of Cybear Merger Sub ("Cybear Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Cybear Surviving Corporation, and the Cybear Surviving Corporation shall become a wholly owned subsidiary of New Andrx. Each stock certificate of Cybear Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such share of capital stock of the Cybear Surviving Corporation.

         (j) FRACTIONAL SHARES. No fraction of a share will be issued to the Shareholders of Andrx in the Andrx Merger. Instead, the fractional share interests of Cybear Tracking Common Stock will be aggregated into whole shares of Cybear Tracking Common Stock (provided that after such aggregation, the remaining fractional share of Cybear Tracking, if any, shall be rounded up to the next whole share) and sold on the open market by the Exchange Agent. The net proceeds from the sale will be distributed by the Exchange Agent to the stockholders entitled to receive such fractional share interests from New Andrx in an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction, multiplied by the last sale price for a share of Cybear Common Stock as quoted on The Nasdaq National Market on the last full trading day prior to the Effective Time (less any commissions or expenses paid).

         (k) EXISTING NEW ANDRX CAPITAL STOCK. At the Effective Time, any shares of common stock, par value $.01 per share, of New Andrx issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (l) EXCHANGE AGENT. New Andrx shall appoint a reputable institution reasonably acceptable to New Andrx and Cybear to serve as exchange agent (the "Exchange Agent") in the Merger.

         (m) NEW ANDRX TO PROVIDE STOCK. Promptly after the Effective Time, New Andrx shall make available to the Exchange Agent for exchange in accordance with this Section 2 the shares of New Andrx Common Stock and Cybear Tracking Common Stock issuable pursuant to Section 2 in exchange for all of the outstanding shares of the Andrx Common Stock and Cybear Common Stock immediately prior to the Effective Time.

         (n) EXCHANGE PROCEDURES. Promptly after the Effective Time, New Andrx shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Andrx Capital Stock or Cybear Capital Stock, as applicable, whose shares were converted into shares of New Andrx Common Stock and/or Cybear Tracking Common Stock pursuant to Section 2(f) and any dividends or other distributions pursuant to Section 2(o), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as New Andrx may reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing shares of New Andrx Capital Stock and/or Cybear Tracking Common Stock, as applicable, and any dividends or other distributions pursuant to
Section 2(o). Upon surrender of the Certificates for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of New Andrx Common Stock and/or Cybear Tracking Common Stock, as applicable, into which their shares of Andrx Capital Stock or Cybear Capital Stock were converted, as applicable, at the Effective Time and any dividends or distributions payable pursuant to Section 2(o), and payment in lieu of fractional shares which the holder has the right to receive pursuant to Section 2(j) and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 2(o) as to the payment of dividends, to evidence the ownership of the number of full shares of New Andrx Common Stock and/or Cybear Tracking Common Stock into which such shares of Andrx Capital Stock or Cybear Capital Stock, as applicable, shall have been so converted and any dividends or distributions payable pursuant to
Section 2(o). If any portion of the New Andrx Common Stock and/or Cybear Tracking Common Stock (and any dividends or distributions thereon), otherwise payable hereunder to any person, is to be issued or paid to a person other than the person in whose name the Certificate is registered, it shall be a condition to such issuance or payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance or payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance or payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (o) DIVIDENDS, ETC.

             (i) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on the Andrx Common Stock or Cybear Tracking Common Stock shall be paid with respect to any shares of Andrx Capital Stock or Cybear Capital Stock, as applicable, represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Andrx Common Stock or Cybear Tracking Common Stock certificates issued in exchange therefor, without interest, (A) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Andrx Common Stock or Cybear Tracking Common Stock and not paid, less the amount of any withholding taxes which may be required thereon and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of Andrx Common Stock or Cybear Tracking Common Stock, less the amount of any withholding taxes which may be required thereon.

             (ii) All shares of the Andrx Common Stock or Cybear Tracking Common Stock issued upon surrender of Certificates in accordance with this Section 2 shall be deemed to be in full satisfaction of all rights pertaining to the shares of Andrx Capital Stock or Cybear Capital Stock represented thereby, and from and after the Effective Time, there shall be no transfers on the stock transfer books of Andrx or Cybear of the shares of Andrx Capital Stock or Cybear Capital Stock, respectively. If, after the Effective Time, certificates representing any such shares are presented to the Andrx Surviving Corporation, or the Cybear Surviving Corporation, they shall be canceled and exchanged for certificates for the consideration, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this
Section 2.

             (iii) Upon demand by New Andrx, the Exchange Agent shall deliver to New Andrx any portion of the New Andrx Common Stock or Cybear Tracking Common Stock made available to the Exchange Agent pursuant to Section 2(n) hereof, and cash in lieu of fractional shares thereof, that remains undistributed to holders of Andrx Capital Stock or Cybear Capital Stock one year after the Effective Time. Holders of Certificates who have not complied with this Section 2 prior to such demand shall thereafter look only to New Andrx for payment of any claim to such New Andrx Common Stock or Cybear Tracking Common Stock and dividends or distributions, if any, in respect thereof.

             (iv) Each of Andrx Surviving Corporation, Cybear Surviving Corporation and New Andrx shall be entitled to deduct and withhold from the Andrx Common

Stock or Cybear Tracking Common Stock (and any dividends or distributions thereon), otherwise payable hereunder, to any person such amounts as it is required to deduct and withhold with respect to making of such payment under any provision of federal, state, local or foreign income tax law. To the extent that the Andrx Surviving Corporation, Cybear Surviving Corporation or New Andrx so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Andrx Capital Stock or Cybear Capital Stock in respect of which such deduction and withholding was made by the Andrx Surviving Corporation, Cybear Surviving Corporation or New Andrx, as the case may be.

         (p) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by New Andrx, the posting by such person of a bond in such reasonable amount as New Andrx may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable merger consideration and unpaid dividend and distributions on shares of Andrx Common Stock or Cybear Tracking Common Stock deliverable in respect thereof pursuant to this Agreement.

         (q) TAX CONSEQUENCES. It is intended by the parties hereto that the Andrx Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Section 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. It is intended by the parties hereto that the exchange of shares pursuant to the Cybear Merger shall constitute a tax-free exchange pursuant to Section 351(a) of the Code.

     3. REPRESENTATIONS AND WARRANTIES OF CYBEAR. Cybear represents and warrants to Andrx, New Andrx and Merger Subs that the statements contained in this
Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3), except as disclosed in or contemplated by the Cybear Public Reports or as set forth on the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of Cybear and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Cybear and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of Cybear and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement (a "Cybear Material Adverse Effect"). Each of Cybear and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) CAPITALIZATION. The entire authorized capital stock of Cybear consists of 25,000,000 shares of Cybear Common Stock, of which 17,772,537 shares of Cybear Common Stock are issued and outstanding, and 2,000,000 shares of preferred stock, par value $.01 per share, none of which is issued and outstanding. All of the issued and outstanding shares of Cybear Common Stock have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Cybear to issue, sell, or otherwise cause to become outstanding any of its capital stock.

         (c) AUTHORIZATION OF TRANSACTION. Cybear has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; PROVIDED, HOWEVER, that Cybear cannot consummate the Cybear Merger unless and until it receives the Required Cybear Stockholder Vote. This Agreement constitutes the valid and legally binding obligation of Cybear, enforceable in accordance with its terms and conditions.

         (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Cybear and its Subsidiaries is subject or any provision of the charter or bylaws of any of Cybear and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Cybear and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Cybear Material Adverse Effect. Other than in connection with the provisions of the DGCL, the Securities Exchange Act, the Securities Act, and the state securities laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), none of Cybear and its Subsidiaries are required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) FILINGS WITH THE SEC. Cybear has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "Cybear Public Reports"). Each of the Cybear Public Reports has complied in all material respects with the Securities Act and the Securities Exchange Act in effect as of their respective dates. None of the Cybear Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Cybear has delivered to Andrx a correct and complete copy of each Cybear Public Report (together with all exhibits and schedules thereto and as amended to date).

         (f) FINANCIAL STATEMENTS.

             (i) The audited financial statements included in Cybear's Annual Report on Form 10-K for the year ended December 31, 1998 (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Cybear and its Subsidiaries as of the indicated dates and the results of operations of Cybear and its Subsidiaries for the indicated periods, are correct and complete in all material respects, and are consistent with the books and records of Cybear and its Subsidiaries.

             (ii) The unaudited financial statements included in Cybear's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (the "Most Recent Cybear Fiscal Period End"), as of the date thereof, comply in all material respects with the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder, present fairly the results of operations of Cybear and its Subsidiaries for the periods covered, and are correct and complete in all material respects.

         (g) EVENTS SUBSEQUENT TO MOST RECENT CYBEAR FISCAL PERIOD END. Since the Most Recent Fiscal Period End, there has not been any change which would have a Cybear Material Adverse Effect.

         (h) UNDISCLOSED LIABILITIES. Neither Cybear nor any of its Subsidiaries has any obligations or liabilities (contingent or otherwise) except obligations and liabilities (i) that are fully accrued or provided for in all material respects in the consolidated balance sheet of Cybear as of the Most Recent Cybear Fiscal Period End in accordance with GAAP, or disclosed in the notes therein in accordance with GAAP or (ii) that were incurred after the Most Recent Cybear Fiscal Period End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). All material agreements currently in effect, including all material agreements, arrangements or understandings with directors and officers of Cybear, are filed as Exhibits to Cybear Public Reports.

         (i) BROKERS' FEES. None of Cybear or its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which New Andrx or Andrx could become liable or obligated except for fees to be paid to SG Cowen Securities Corporation.

         (j) DISCLOSURE. The S-4 Registration Statement and the Joint Proxy Statement will comply with the Securities Exchange Act in all material respects. The S-4 Registration Statement and the Joint Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; PROVIDED, HOWEVER, that Cybear makes no representation or warranty with respect to any information that New Andrx or Andrx will supply specifically for use in the S-4 Registration Statement and the Joint Proxy Statement. None of the information that Cybear will supply specifically for use in the S-4 Registration Statement or the Joint Proxy Statement will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         (k) LITIGATION. Cybear is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party to or, to the Knowledge of any directors or executive officers of Cybear, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which would have a Cybear Material Adverse Effect.

         (l) OPINION OF FINANCIAL ADVISOR. Cybear has received the opinion of SG Cowen Securities Corporation ("SG Cowen") to the effect that, as of the date hereof, the consideration to be received by the stockholders of Cybear in the Cybear Merger is fair to such holders from a financial point of view and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof, will be delivered to Cybear.

         (m) WAIVER OF CHANGE IN CONTROL PROVISIONS. The officers of Cybear and its Subsidiaries have agreed that for purposes of their employment agreements, the entering of this Agreement or the consummation of the Mergers shall not be deemed to be a "Change in Control" as such term is defined in their employment agreements.

     4. REPRESENTATIONS AND WARRANTIES OF ANDRX. Andrx hereby represents and warrants to Cybear that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as disclosed in or contemplated by the Andrx Public Reports or as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

         (a) ORGANIZATION OF ANDRX AND SUBSIDIARY CORP. Andrx is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Andrx is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of Andrx taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement (an "Andrx Material Adverse Effect"). Andrx has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) CAPITALIZATION. The entire authorized capital stock of the Andrx consists of 50,000,000 shares of Andrx Common Stock, of which 31,737,192 shares of Andrx Common Stock are issued and outstanding (without giving effect to a two for one stock split in the form of a stock dividend declared on February 29,
2000), and 1,000,000 shares of preferred stock, par value $.001 per share, none of which are issued and outstanding. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Andrx to issue, sell, or otherwise cause to become outstanding any of its capital stock.

         (c) AUTHORIZATION OF TRANSACTION. Andrx has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Andrx cannot consummate the Andrx Merger unless and until it receives the Required Andrx Shareholder Vote. This Agreement constitutes the valid and legally binding obligation of Andrx, enforceable in accordance with its terms and conditions.

         (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Andrx is subject or any provision of the charter or bylaws of Andrx or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Andrx is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have an Andrx Material Adverse Effect. Other than in connection with the provisions of the DGCL, FBCA, the Securities Exchange Act, the Securities Act, and the state securities laws and the HSR Act, Andrx is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) FILINGS WITH THE SEC. Andrx has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "Andrx Public Reports"). Each of the Andrx Public Reports has complied in all material respects with the Securities Act and the Securities Exchange Act in effect as of their respective dates. None of the Andrx Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (f) FINANCIAL STATEMENTS.

             (i) The audited financial statements included in Andrx' Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Andrx and its Subsidiaries as of the indicated dates and the results of operations of Andrx and its Subsidiaries for the indicated periods, are correct and complete in all material respects, and are consistent with the books and records of Andrx and its Subsidiaries.

             (ii) The unaudited financial statements included in Andrx' Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 (the "Most Recent Andrx Fiscal Period End"), as of the date thereof, complies in all material respects with the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder, present fairly the results of operations of Andrx and its Subsidiaries for the periods covered, and is correct and complete in a material respects.

         (g) EVENTS SUBSEQUENT TO MOST RECENT ANDRX FISCAL PERIOD END. Since the Most Recent Andrx Fiscal Period End, there has not been any change which would have an Andrx Material Adverse Effect.

         (h) UNDISCLOSED LIABILITIES. Andrx does not have any obligations or liabilities (contingent or otherwise) except obligations and liabilities (i) that are fully accrued or provided for in all material respects in the consolidated balance sheet of Andrx as of the Most Recent Andrx Fiscal Period End in accordance with GAAP, or disclosed in the notes therein in accordance with GAAP or (ii) that were incurred after the Most Recent Andrx Fiscal Period End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). All material agreements currently in effect, including all agreements, arrangements or understandings with directors and officers of Andrx are filed as Exhibits to the Andrx Public Reports.

         (i) BROKERS' FEES. Andrx does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Cybear and its Subsidiaries could become liable or obligated except for fees to be paid to Credit Suisse First Boston Corporation.

         (j) DISCLOSURE. The S-4 Registration Statement and the Joint Proxy Statement will comply with the Securities Act and the Securities Exchange Act in all material respects. The S-4 Registration Statement and the Joint Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading, PROVIDED, HOWEVER, that Andrx makes no representation or warranty with respect to any information that Cybear will supply specifically for use in the S-4 Registration Statement and the Joint Proxy Statement. None of the information that Andrx will supply specifically for use in the S-4 Registration Statement or the Joint Proxy Statement will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         (k) LITIGATION. Andrx is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party to or, to the Knowledge of any directors or executive officers of Andrx, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which would have an Andrx Material Adverse Effect.

     5. REPRESENTATIONS AND WARRANTIES OF NEW ANDRX AND MERGER SUBS. Each of New Andrx and the Merger Subs hereby, jointly and severally, represent and warrant to Cybear that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 5.

         (a) ORGANIZATION OF NEW ANDRX AND MERGER SUBS. Each of New Andrx and the Merger Subs is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each of New Andrx and the Merger Subs is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, operations, results of operations, assets, liabilities or financial condition of New Andrx and the Merger Subs taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement (a "New Andrx Material Adverse Effect"). Each of New Andrx and the Merger Subs has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         (b) CAPITALIZATION. The authorized capital stock of New Andrx at the Effective Time is as set forth in Exhibit B-1. All of the New Andrx Common Stock and Cybear Tracking Common Stock to be issued in the Mergers has been duly authorized and, upon consummation of the Mergers, will be validly issued, fully paid, and nonassessable. Except as contemplated by this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require New Andrx to issue, sell, or otherwise cause to become outstanding any of its capital stock.

         (c) AUTHORIZATION OF TRANSACTION. Each of New Andrx and the Merger Subs has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of New Andrx and the Merger Subs, enforceable in accordance with its terms and conditions.

         (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which New Andrx is subject or any provision of the charter or bylaws of New Andrx or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which New Andrx is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a New Andrx Material Adverse Effect. Other than in connection with the provisions of the DGCL, FBCA, the Securities Exchange Act, the Securities Act, and the state securities laws and the HSR

Act, New Andrx is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) UNDISCLOSED LIABILITIES. Neither New Andrx nor the Merger Subs has any obligations or liabilities (contingent or otherwise) except obligations and liabilities of any nature other than those incurred or to be incurred in connection with the Merger and the transactions related thereto and/or contemplated pursuant hereto and which have not had and are not reasonably likely to have a New Andrx Material Adverse Effect.

         (f) BROKERS' FEES. New Andrx has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Cybear and its Subsidiaries could become liable or obligated.

         (g) DISCLOSURE. The S-4 Registration Statement and the Joint Proxy Statement will comply with the Securities Act and the Securities Exchange Act in all material respects. The S-4 Registration Statement and the Joint Proxy Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading, PROVIDED, HOWEVER, that New Andrx makes no representation or warranty with respect to any information that Cybear will supply specifically for use in the S-4 Registration Statement and the Joint Proxy Statement. None of the information that New Andrx will supply specifically for use in the S-4 Registration Statement or the Joint Proxy Statement will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

         (h) LITIGATION. Neither New Andrx nor the Merger Subs is (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party to or, to the Knowledge of any directors or executive officers of New Andrx or the Merger Subs, threatened to be made a party to, any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     6. COVENANTS. The Parties agree as follows with respect to the period from and after the execution of this Agreement through the earlier of Closing or termination of this Agreement.

         (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         (b) NOTICES AND CONSENTS. The Parties will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use their reasonable best efforts to obtain (and will cause each of their Subsidiaries to use their reasonable best efforts to obtain) any required third party consents, or those reasonably requested by the other Party in connection with the matters referred to herein.

         (c) REGULATORY MATTERS AND APPROVALS. Each of the Parties will (and Cybear will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(d), Section 4(d) and Section 5(c) above. Without limiting the generality of the foregoing:

             (i) SECURITIES ACT, SECURITIES EXCHANGE ACT, AND STATE SECURITIES LAWS. As soon as practicable after the execution of this Agreement, New Andrx and Andrx shall, with the assistance and cooperation of Cybear, prepare and cause to be filed with the SEC a joint proxy statement (the "Joint Proxy Statement") and a S-4 Registration Statement (the "S-4 Registration Statement"). Each of New Andrx, Andrx and Cybear shall use all reasonable efforts to cause the S-4 Registration Statement and the Joint Proxy Statement to comply with applicable law and the rules and regulations promulgated by the SEC and all other applicable federal and state securities law requirements, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. New Andrx, Andrx and Cybear shall use all reasonable efforts to cause the Joint Proxy Statement to be mailed to their respective stockholders as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. Each of New Andrx, Andrx or Cybear hereto shall promptly furnish to the other party all information concerning itself, its stockholders and its affiliates that may be required or reasonably requested in connection with any action contemplated by this Section 6(c). If any event relating to New Andrx, Andrx or Cybear occurs, or if New Andrx, Andrx or Cybear becomes aware of any information, that should be disclosed in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement, then New Andrx, Andrx or Cybear, as applicable, shall inform the other thereof and shall cooperate with each other in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of Andrx and Cybear. Each of New Andrx, Andrx and Cybear will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4 Registration Statement or the Joint Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the S-4 Registration Statement, the Joint Proxy Statement or the Merger. The Joint Proxy Statement shall include (A) the recommendations of the Board of Directors of Cybear and the Special Committee in favor of this Agreement, the Merger and the transactions contemplated hereby; and (B) the recommendation of the Board of Directors of Andrx in favor of approval of this Agreement, the Merger, and the transactions contemplated hereby. Neither New Andrx, Andrx nor Cybear shall take any action inconsistent with such recommendation.

             (ii) APPROVALS. Prior to the Effective Time, New Andrx shall use reasonable efforts to obtain all regulatory or other approvals needed to ensure that the New Andrx Common Stock and Cybear Tracking Common Stock to be issued in the Merger: (A) will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Andrx Common Stock or Cybear Common Stock, who is receiving shares of registered New Andrx Common Stock and/or Cybear Tracking Common Stock has an address of record or be exempt from such registration and (B) will be approved for quotation at the Effective Time on the Nasdaq National Market; provided, however, that New Andrx shall not, pursuant to the foregoing, be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction with respect to matters unrelated to the issuance of the New Andrx Common Stock or Cybear Tracking Common Stock pursuant hereto.

             (iii) S-4 REGISTRATION STATEMENT AND JOINT PROXY STATEMENT. Each of the Parties (in respect of the information respectively supplied by it) agrees that: (A) none of the information to be supplied by it or its affiliates for inclusion in the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; (B) none of the information to be supplied by it or its affiliates for inclusion in the Joint Proxy Statement will, at the time Cybear's Proxy Statement is mailed to the stockholders of Cybear or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) as to matters respecting it, the Joint Proxy Statement and the S-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Securities Exchange Act, as applicable, and the rules and regulations promulgated by the SEC thereunder, except that no covenant, representation or warranty is made by Cybear with respect to statements made or incorporated by reference therein based on information supplied by New Andrx or Andrx for inclusion or incorporation by reference therein and no covenant, representation or warranty is made by New Andrx or Andrx with respect to statements made or incorporated by reference therein based on information supplied by Cybear for inclusion or incorporation by reference therein.

             (iv) CYBEAR STOCKHOLDER MEETING. Cybear shall promptly after the date hereof take all action necessary in accordance with applicable law and its Amended and Restated Certificate of Incorporation and Bylaws to hold and convene a meeting of Cybear's stockholders (the "Cybear Stockholders Meeting") as soon as practicable following the date the S-4 Registration Statement is declared effective by the SEC. Except as required by the SEC or applicable court order and except as may be required in order to amend or supplement the S-4 Registration Statement or Joint Proxy Statement, Cybear shall not postpone or adjourn (other than for the absence of a quorum) the Cybear Stockholders Meeting without the consent of Andrx. Cybear shall take all other action necessary or advisable to secure the Required Cybear Stockholder Vote.

             (v) ANDRX STOCKHOLDER MEETING. Andrx shall promptly after the date hereof take all action necessary in accordance with applicable law and its Second Amended and Restated Articles of Incorporation and Bylaws to hold and convene a meeting of Andrx' stockholders (the "Andrx Stockholders Meeting") as soon as practicable following the date the S-4 Registration Statement is declared effective by the SEC. Except as required by the SEC or applicable court order, Andrx shall not postpone or adjourn (other than for the absence of a quorum) Andrx Stockholders Meeting without the consent of Cybear. Andrx shall take all other action necessary or advisable to secure the Required Andrx Stockholder Vote.

             (vi) HSR AND OTHER FILINGS; REASONABLE EFFORTS. As soon as may be reasonably practicable, the Parties shall file with the FTC and the DOJ Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the Parties. The Parties shall promptly
(A) supply the other with any information which may be required in order to effectuate such filings and (B) supply any additional competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

         (d) OPERATION OF BUSINESS. Cybear will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business without the prior written consent of New Andrx and Andrx. Without limiting the generality of the foregoing:

             (i) none of Cybear and its Subsidiaries will authorize or effect any change in its charter or bylaws;

             (ii) none of Cybear and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

             (iii) none of Cybear and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to the Cybear Capital Stock (whether in cash or in kind), or split, combine, reclassify, redeem, repurchase, or otherwise acquire, directly or indirectly, Cybear Capital Stock;

             (iv) none of Cybear and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

              (v) none of Cybear and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

              (vi) none of Cybear and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

              (vii) none of Cybear and its Subsidiaries will make any change in employment terms for any of its directors or executive officers, or enter into any other arrangement or agreement with directors or executive officers, and none of Cybear and its Subsidiaries will make any change in employment terms for any of its employees outside the Ordinary Course of Business;

              (viii) none of Cybear and its Subsidiaries will sell or transfer to any Person any material rights to Cybear's intellectual property, purchase any material right to intellectual property or enter into any material license agreement with any Person with respect to Cybear's intellectual property outside the Ordinary Course of Business; and

              (ix) none of Cybear and its Subsidiaries will commit to any of the foregoing.

         (e) FULL ACCESS. Cybear will (and will cause each of its Subsidiaries to) permit representatives of New Andrx and Andrx to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of Cybear and its Subsidiaries. New Andrx and Andrx will (and will cause each of its employees and agents to) treat and hold as such any Confidential Information it receives from any of Cybear and its Subsidiaries in the course of the reviews contemplated by this Section 6(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to Cybear all tangible embodiments (and all copies) thereof which are in its possession. The provisions of this Section 6(e) relating to the Confidential Information will survive any termination of this Agreement.

         (f) NOTICE OF DEVELOPMENTS. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3, Section 4 and Section 5 above. No disclosure by any Party pursuant to this Section 6(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) INSURANCE AND INDEMNIFICATION.

         For a period of six years after the Effective Time, New Andrx shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now or has been an officer, director, employee, trustee or agent of Andrx or Cybear (or any subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties,") against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (A) New Andrx shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to New Andrx in advance of the final disposition of any such Action to the full extent and under all circumstances permitted by applicable law as in effect on the date hereof, upon receipt of any undertaking required by applicable law, and (B) New Andrx will cooperate in the defense of any such matter; provided, however, that New Andrx shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withhold) and provided, further, that New Andrx shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. New Andrx may obtain directors' and officers' liability insurance covering its obligations under this Section.

         (h) EXPENSES. Except as set forth in Section 8, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, that Andrx and Cybear shall share equally in all fees and expenses, other than Third Party Expenses, incurred in relation to the filing and printing of the S-4 Registration Statement and the Joint Proxy Statement (including any preliminary materials related thereto).

         (i) ASSUMPTION OF ANDRX OPTION PLAN AND CYBEAR OPTION PLAN; FORM S-8; EMPLOYEE PLANS.

             (i) At the Effective Time, New Andrx shall assume all outstanding Andrx Options and Cybear Options under the Andrx Option Plan (and shall assume the Andrx Option Plan) and Cybear Option Plan (and shall assume the Cybear Option Plan), respectively, and agrees to file promptly after the Closing, a registration statement on Form S-8 covering the shares of New Andrx Common Stock and Cybear Tracking Common Stock issuable pursuant to outstanding Andrx Options and Cybear Options granted under the Andrx Option Plan and Cybear Option Plan, respectively. Andrx and Cybear shall cooperate with and assist New Andrx in the preparation of such registration statement.

             (ii) Following the Effective Time, New Andrx shall cause each "employee benefit plan" (as defined in section 3(3) of ERISA) maintained by New Andrx or affiliates of New Andrx that covers or will cover employees of Andrx or Cybear or their Subsidiaries who are active at the Effective Time (the "Employees") to recognize all service, for purposes of eligibility and vesting of benefits (but not for benefit accrual purposes), that is credited to Employees for Subsidiaries as of the Effective Time. Following the Effective Time, New Andrx shall cause each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) covering Employees (A) to reduce each eligible employee's (and their eligible dependents') annual deductible limits under such plans for the plan year in which the Effective Time occurs to the extent the comparable benefit plans covering the Employees immediately prior to the Effective Time and
(B) to waive any pre-existing condition limitations or exclusions that do not apply to Employees immediately prior to the Effective Time.

             (iii) Prior to the Effective Time, the Boards of Directors of
Andrx and Cybear shall take such actions, including obtaining all necessary individual consents, as shall ensure that the Andrx Options (and the Andrx Option Plan) and the Cybear Options (and the Cybear Option Plan) may be assumed by New Andrx in accordance with
Section 2 hereof and will not have their vesting accelerated as a result of the consummation of the Merger and the transactions contemplated hereby.

         (j) CERTAIN TAX MATTERS.

             (i) RETURN FILING; INFORMATION SHARING UNTIL THE CLOSING DATE:

                 (A) Andrx and Cybear shall prepare and file, or cause to be prepared and filed, with the appropriate governmental authority all federal tax returns and all material state, local and foreign tax returns required to be filed (with extensions) by or with respect to Andrx and the Andrx Subsidiaries and Cybear and the Cybear Subsidiaries, respectively, on or prior to the Closing Date;

                 (B) Andrx and Cybear agree that it will, and will cause its affiliates to, make available all such information, employees and records of or relating to Andrx and the Andrx Subsidiaries and Cybear and the Cybear Subsidiaries, respectively, as New Andrx may request with respect to matters relating to Taxes (including, without limitation, the right to make copies of such information and records) and will cooperate with respect to all matters relating to Taxes (including, without limitation, the filing of tax returns, the filing of an amended tax return, audits, and proceedings); and

                 (C) If any of Andrx and the Andrx Subsidiaries and Cybear or any Cybear Subsidiary or affiliate thereof receives any written notice from any Tax authority proposing any audit or adjustment to any Tax relating to Andrx or any Andrx Subsidiaries or Cybear or any Cybear Subsidiary or affiliates thereof, or such Cybear Subsidiary or affiliates shall give prompt written notice thereof to Andrx, which notice shall describe in detail each proposed adjustment.

             (ii) CERTAIN TAX OPINIONS.

                  (A) New Andrx and Andrx, jointly and severally, each represent, warrant and covenant that they have received an opinion of Arthur Andersen LLP issued for the sole reliance of New Andrx and Andrx, in form and substance satisfactory to New Andrx and Andrx, that the Andrx Merger, if consummated in accordance with this Agreement, should qualify as a reorganization within the meaning of Code Section 368(a) as in effect as of the date hereof (the "Andrx Initial Tax Opinion") and that the exchange of shares pursuant to the Cybear Merger should qualify for tax-free treatment pursuant to
Section 351(a).

                  (B) Cybear represents, warrants and covenants that it has received an opinion of Arthur Andersen LLP (the "Cybear Initial Tax Opinion"), issued for the sole reliance of Cybear, in form and substance satisfactory to Cybear, that the exchange of shares pursuant to the Cybear Merger, if consummated in accordance with this Agreement and in connection with the Andrx Merger should qualify as a tax-free exchange within the meaning of Code Section 351(a) as in effect as of the date hereof.

                  (C) New Andrx, Andrx and Cybear shall cooperate in causing the Andrx Merger to qualify as a tax-free reorganization under Code Section 368(a) and shall treat the Andrx Merger as such a reorganization in which no other property or money (within the meaning of Code Section 356) is received by Andrx stockholders for all Tax purposes, including the reporting of the Andrx Merger as qualifying as such a reorganization on all relevant federal, state, local and foreign tax returns. New Andrx, Andrx and Cybear shall cooperate in causing the exchange of shares pursuant to the Cybear Merger to qualify as a tax-free exchange under Code Section 351(a) and shall treat the exchange as one in which no other property or money (within the meaning of Code Section 351(b) is received by the Cybear stockholders for all Tax purposes, including the reporting of the Cybear Merger as qualifying as a tax-free Section 351(a) exchange on all relevant federal, state, local and foreign tax returns. New Andrx, Andrx and Cybear covenant and agree to (and to cause any affiliate or successor to their assets or business to) vigorously and in good faith defend all challenges to the tax-free status of the Mergers.

             (iii) TAX COVENANTS. New Andrx, Andrx and Cybear covenant to each other that none of New Andrx, Andrx, Cybear or any of their respective subsidiaries has taken (or will take) any action inconsistent with the qualification of the Andrx Merger as a tax-free reorganization under Code
Section 368(a) (or has failed, or will fail to take, any action necessary for the Andrx Merger to so qualify), including, without limitation, any action inconsistent with any representation, warranty, or covenant made or to be made in connection with opinions to be delivered pursuant to Sections 6(a) or 6(b) hereof. New Andrx, Andrx and Cybear covenant to each other that none of New Andrx, Andrx, Cybear or any of their respective subsidiaries has taken (or will take) any action inconsistent with the qualification of the Cybear Merger qualifying as a tax-free, share-for-share exchange pursuant to Code Section 351(a) (or has failed, or will fail to take, any action necessary for the Cybear Merger to so qualify), including, without limitation, any action inconsistent with any representation, warranty, or covenant made or to be made in connection with opinions to be delivered pursuant to Sections 6(a) or 6(b) hereof. In addition, New Andrx, Andrx and Cybear each agree that in the event such party becomes aware of any such fact or circumstance that is reasonably likely to prevent either the Andrx Merger or the Cybear Merger from qualifying for tax-free treatment described herein, it will promptly notify the other party in writing.

         (k) NO SOLICITATION. Cybear and its Subsidiaries and the officers, directors, employees, agents, representatives and advisors of Cybear and its Subsidiaries (collectively, the "Representatives") will not, directly or indirectly, (i) take any action to solicit, initiate, encourage (including by way of furnishing information) or take any other action designed to facilitate or agree to any Takeover Proposal or (ii) subject to the next three sentences, engage in negotiations with, or disclose any nonpublic information relating to Cybear or its Subsidiaries to, or afford access to the properties, books or records of Cybear or any of its Subsidiaries to, any person that has advised Cybear that it may be considering making, or that has made, a Takeover Proposal, or whose efforts to formulate a Takeover Proposal would be assisted thereby; provided, nothing herein shall prohibit Cybear's Board of Directors from taking and disclosing to its stockholders a position with respect to an unsolicited tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal shall be received by the Board of Directors of Cybear, then, to the extent the Board of Directors of Cybear believes in good faith (after receiving written advice from its financial advisor) that such Takeover Proposal is reasonably capable of being consummated and would, if consummated, result in a transaction more favorable to Cybear's Stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Cybear determines in good faith that it is necessary for the Board of Directors of Cybear to further entertain and consider the Superior Proposal in order to comply with its fiduciary duties to stockholders under applicable law, Cybear and its Representatives may furnish information to the party making such Superior Proposal and engage in negotiations with such party, and such actions shall not be considered a breach of this Section 6(k) or any other provisions of this Agreement; provided that in each such event Cybear notified Andrx of such determination by Cybear's Board of Directors and has delivered to the other party a true and complete copy of the Superior Proposal (or summary of any oral proposal) received from such third party and all documents containing or referring to non-public information of Cybear that are supplied to such third party. Further, Cybear shall provide such non-public information pursuant to a restrictive nondisclosure agreement. In addition, Cybear shall not agree to or endorse, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse, any Takeover Proposal or withdraw its recommendation of this Agreement and the Cybear Merger unless the Board of Directors of Cybear believes in good faith (after receiving written advice from its financial advisors) that such action is required in order for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law, Cybear has provided Andrx at least ten business days prior notice thereof and within such ten business days Cybear has not received a proposal from Andrx superior in value to the Superior Proposal as determined by Cybear's Board of Directors acting in good faith consistent with complying with its fiduciary duties to stockholders under applicable law, and Cybear has terminated this Agreement pursuant to Section 8(a). Cybear will promptly (and in any event within 24 hours) notify the other party after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Cybear or any of its subsidiaries or for access to the properties, books or records of Cybear or any of its subsidiaries by any person that has advised Cybear that it may be considering making, or that has made, a Takeover Proposal, or whose efforts to formulate a Takeover Proposal would be assisted thereby (such notice to include the identity of such person or persons), and will keep Andrx fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide the other party with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. Cybear shall immediately cease and cause to be terminated any discussion or negotiations with any persons conducted that may have existed with respect to a Takeover Proposal prior to the execution of this Agreement.

         (l) VOTING AGREEMENTS. Cybear shall use best efforts to obtain as promptly as practicable (but in any event not later than March 25, 2000) for the benefit of New Andrx, an agreement from Dr. Edward E. Goldman and John Klein whereby they agree to vote in favor of this Agreement and the Cybear Merger. New Andrx shall use best efforts to obtain as promptly as practicable (but in any event not later than March 25, 2000) for the benefit of Cybear, an agreement from Alan P. Cohen, Chih-Ming J. Chen and Elliot F. Hahn whereby they agree to vote in favor of this Agreement and the Andrx Merger.

     7. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF NEW ANDRX, ANDRX AND MERGER SUBS. The obligation of New Andrx, Andrx and the Merger Subs to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

             (i) this Agreement and the Cybear Merger shall have received the Required Cybear Stockholder Vote;

             (ii) Cybear and its Subsidiaries shall have procured all of the third party consents specified in Section 6(b) above;

             (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

             (iv) Cybear shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

             (v) no court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or arbitrator shall have enacted, issued, promulgated, enforced or entered any injunction, judgment, order, decree, ruling, or charge which would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Cybear Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Cybear, or (D) affect adversely the right of any of the former Subsidiaries of Cybear to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

             (vi) Cybear shall have delivered to New Andrx a certificate signed by Dr. Edward E. Goldman and Jack Greenman to the effect that each of the conditions specified above in Section 7(a)(i)-(v) is satisfied in all respects;

             (vii) the S-4 Registration Statement shall have become effective under the Securities Act;

             (viii) the New Andrx Common Stock and Cybear Tracking Common Stock that will be issued in the Mergers shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

             (ix) This Agreement and the Andrx Merger shall have received the Required Andrx Stockholder Vote;

             (x) Andrx shall have received from Arthur Andersen LLP an opinion (the "Andrx Closing Tax Opinion") to the effect that the Andrx Merger should constitute a tax-free reorganization pursuant to Code Section 368(a)(1)(A) addressed to Cybear and Andrx, and dated the Closing Date;

             (xi) New Andrx and Cybear shall have entered into the Tax Sharing Agreement attached hereto as Exhibit C (the "Tax Sharing Agreement"); and

             (xii) all actions to be taken by Cybear in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to New Andrx.

         New Andrx, Andrx and the Merger Subs may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing, except where such condition may not be waived as a matter of law.

         (b) CONDITIONS TO OBLIGATION OF CYBEAR. The obligation of Cybear to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

             (i) the S-4 Registration Statement shall have become effective under the Securities Act;

             (ii) This Agreement and the Andrx Merger shall have received the Required Andrx Stockholder Vote;

             (iii) the New Andrx Common Stock and Cybear Tracking Common Stock that will be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance;

             (iv) the representations and warranties set forth in Section 4 and above shall be true and correct in all material respects at and as of the Closing Date;

             (v) New Andrx, Andrx and the Merger Subs shall each have performed and compiled with all of its covenants hereunder in all material respects through the Closing;

             (vi) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement,
(B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Andrx Surviving Corporation, or the Cybear Surviving Corporation to own the former assets, to operate the former businesses, and to control the former Subsidiaries of Cybear, or (D) affect adversely the right of any of the former Subsidiaries of Cybear to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

             (vii) each of New Andrx and Andrx shall have delivered to Cybear a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(vi) is satisfied in all respects;

             (viii) this Agreement and the Cybear Merger shall have received the Required Cybear Stockholder Vote;

             (ix) Cybear shall have received from Arthur Andersen LLP an opinion (the "Cybear Closing Tax Opinion") to the effect that the exchange of shares pursuant to the Cybear Merger should constitute a tax-free exchange pursuant to Code Section 351(a), addressed to Cybear and New Andrx, and dated the Closing Date; and

             (x) New Andrx and Cybear shall have entered into the Tax Sharing Agreement;

             (xi) The Board of Directors of New Andrx shall, among others, consist of one person appointed by Cybear reasonably acceptable to Andrx upon consummation of the Mergers;

             (xii) New Andrx shall have adopted the Cybear Tracking Common Stock Policies in substantially the form attached hereto as Exhibit D.

             (xiii) all actions to be taken by New Andrx in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Cybear.

         Cybear may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing, except where such condition may not be waived as a matter of law.

     8. TERMINATION.

         (a) TERMINATION OF AGREEMENT. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

             (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

             (ii) New Andrx and Andrx may terminate this Agreement by giving written notice to Cybear at any time prior to the Effective Time (A) in the event Cybear has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Andrx has notified Cybear of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) if the Closing shall not have occurred on or before December 31, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from New Andrx breaching any representation, warranty, or covenant contained in this Agreement);

             (iii) Cybear may terminate this Agreement by giving written notice to New Andrx and Andrx at any time prior to the Effective Time (A) in the event Andrx has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Cybear has notified Andrx of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) if the Closing shall not have occurred on or before December 31, 2000, by reason of the failure of any condition precedent under
Section 7(b) hereof (unless the failure results primarily from Cybear breaching any representation, warranty, or covenant contained in this Agreement);

             (iv) Cybear may terminate this Agreement by giving written notice to Andrx at any time after the Cybear Stockholders Meeting in the event this Agreement and the Cybear Merger fail to receive the Required Cybear Stockholder Vote;

             (v) New Andrx and Andrx may terminate this Agreement by giving written notice to Cybear at any time after the New Andrx Stockholders Meeting in the event the Andrx Merger fails to receive the Required New Andrx Stockholder Vote;

             (vi) Cybear may terminate this Agreement if an unsolicited Takeover Proposal shall have occurred, and in connection therewith, Cybear's Board of Directors in compliance with the procedures set forth in Section 6(k) determines in good faith that such Takeover Proposal is a Superior Proposal and that it is required by its fiduciary duty to accept such Takeover Proposal and advises Andrx thereof; and

             (vii) by either New Andrx or Andrx, if (a) there shall be a final nonappealable order of a federal or state court restraining or prohibiting the consummation of the Merger, or (b) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental authority, that would make the consummation of the Merger illegal.

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); PROVIDED, HOWEVER, that the confidentiality provisions contained in Section 6(e) above shall survive any such termination.

     9. MISCELLANEOUS.

         (a) SURVIVAL. None of the representations, warranties, and covenants of the Parties (other than the provisions in Section 2 above concerning issuance of the New Andrx Common Stock and Cybear Tracking Common Stock, the provisions in
Section 6(g) above concerning insurance and indemnification and the provisions in Section 6 concerning post-closing covenants) will survive the Effective Time.

         (b) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party and its counsel at least one day prior to making the disclosure).

         (c) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (i) the provisions in
Section 2 above concerning issuance of the New Andrx Shares are intended for the benefit of the Cybear Stockholders, (ii) the provisions in Section 6(g) above concerning indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives, and (iii) the provisions in Section 6(i) above concerning certain post-closing covenants for the benefit of the holders of Andrx Options and Cybear Options are intended for the holders thereof.

         (d) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (e) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                                  IF TO CYBEAR:

                             Edward E. Goldman, M.D.
                                  Cybear, Inc.
                              5000 Blue Lake Drive
                              Boca Raton, FL 33431
                                Telephone: (561)
                                Facsimile: (561)

                                    COPY TO:

                              Charles Rennert, Esq.
                   Berman Wolfe Rennert Vogel & Mandler, P.A.
                           100 Southeast Second Street
                              Miami, Florida 33131
                            Telephone: (305) 577-4177
                            Facsimile: (305) 373-6036

                            IF TO ANDRX OR NEW ANDRX:

                                  Alan P. Cohen
                                Andrx Corporation
                           4001 Southwest 47th Avenue
                            Ft. Lauderdale, FL 33314
                                Telephone: (954)
                                Facsimile: (954)

                                    COPY TO:

                              Dale S. Bergman, Esq.
                                Broad and Cassel
                                   Suite 3000
                            201 South Biscayne Blvd.
                                 Miami, FL 33131
                            Telephone: (305) 373-9400
                            Facsimile: (305) 3739493

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         (j) AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) EXPENSES. Each of the Parties and their respective stockholders will bear its or their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (n) INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                      THIS SECTION INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                           ANDRX CORPORATION, a Florida corporation



                           By:
                              --------------------------------------------------
                              Alan P. Cohen, Co-Chairman and CEO


                           NEW ANDRX CORPORATION, a Delaware
                           corporation

                           By:
                              --------------------------------------------------
                              Alan P. Cohen, Co-Chairman and CEO


                           ANDRX ACQUISITION CORP., a Florida corporation



                           By:
                              --------------------------------------------------
                              Alan P. Cohen, President

                           CYBEAR ACQUISITION CORP., a Florida corporation


                           By:
                              --------------------------------------------------
                              Alan P. Cohen, President

                           CYBEAR, INC., a Delaware corporation



                           By:
                              --------------------------------------------------
                              Dr. Edward E. Goldman, CEO

                                  EXHIBIT A --
                                 PLAN OF MERGER

                                 EXHIBIT B-1 --
                         NEW ANDRX AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                 EXHIBIT B-2 --
                                NEW ANDRX BYLAWS

                                  EXHIBIT C --
                              TAX SHARING AGREEMENT

                                  EXHIBIT D --
                      CYBEAR TRACKING COMMON STOCK POLICIES